Exhibit 99.4

SILGAN HOLDINGS INC.

Offer to Exchange

$300,000,000 Aggregate Principal Amount of 4 3⁄4% Senior Notes due 2025

That Have Been Registered Under the Securities Act of 1933

for All Outstanding

$300,000,000 Aggregate Principal Amount of 4 3⁄4% Senior Notes due 2025

That Have Not Been Registered Under the Securities Act of 1933

Pursuant to the Prospectus, dated                 , 2017

To Our Clients:

Enclosed for your consideration is the Prospectus dated                 , 2017 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by Silgan Holdings Inc. (the “Company”) to exchange (the “Exchange Offer”) up to $300,000,000 in aggregate principal amount of new 4 3⁄4% Senior Notes due 2025 (the “Exchange Notes”) issued by the Company that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of issued and outstanding 4 3⁄4% Senior Notes due 2025 (the “Outstanding Notes”), upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The Exchange Offer is being made pursuant to the registration rights agreement that the Company entered into with the initial purchasers in connection with the issuance of the Outstanding Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes. The Exchange Offer is described in further detail in the enclosed Prospectus and Letter of Transmittal.

This material is being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes can be made only by us as the registered holder for your account and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 pm, New York City time, on                 , unless extended by the Company (the “Expiration Date”). Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Outstanding Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section “The Exchange Offer—Conditions.”

3. Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 pm, New York City time, on                 , unless extended by the Company.

If you wish to tender your Outstanding Notes, please so instruct us by completing, executing and returning the instruction form to us on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Silgan Holdings Inc. with respect to the Outstanding Notes.

This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Outstanding Notes held by you for my account as indicated below.

Outstanding Notes
Aggregate Principal Amount of Outstanding Notes Tendered

☐ Please do not tender any Outstanding Notes held by you for my account.

Dated:	, 20

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.